UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2019

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LXRX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Effective as of September 9, 2019 (the “Settlement Date”), Lexicon Pharmaceuticals, Inc. entered into a Confidential Termination and Settlement Agreement and Mutual Releases (the “Termination Agreement”) with Sanofi-Aventis Deutschland GmbH (“Sanofi”), pursuant to which the Collaboration and License Agreement, dated November 5, 2015, as amended (the “Collaboration Agreement”) between Lexicon and Sanofi for the development and commercialization of sotagliflozin was terminated and certain disputes between Lexicon and Sanofi, as described in Lexicon’s current report on Form 8-K filed on July 29, 2019 (the “Disputes”), were settled.
Under the terms of the Termination Agreement, Lexicon will regain all rights to sotagliflozin and assume full responsibility for the worldwide development and commercialization of sotagliflozin in both type 1 and type 2 diabetes. Sanofi will pay Lexicon $260 million, of which 80% is payable upfront and 10% is payable within each of six and twelve months of the Settlement Date, and neither party will owe any additional payments pursuant to the Collaboration Agreement. The parties will cooperate in the transition of responsibility for ongoing clinical studies and other activities, and each party is responsible for its own expenses associated with such transition, subject to certain exceptions. Certain core Phase 3 clinical studies will transition to Lexicon immediately and certain other non-core clinical studies, including the SCORED Phase 3 cardiovascular outcomes study and the SOLOIST worsening heart failure study (the “Non-Core Studies”), will transition to Lexicon as of 120 days following the Settlement Date; provided, that Lexicon is responsible for payment under third party contracts associated with the Non-Core Studies during such 120-day period. Lexicon and Sanofi also agreed to a mutual release of all claims relating to the Disputes.
We issued a press release regarding our entry into the Termination Agreement on September 10, 2019, a copy of which is attached to this current report on Form 8-K as Exhibit 99.1.
A summary of the material terms of the Collaboration Agreement is included in our annual report on Form 10-K for the year ending December 31, 2018. The foregoing description of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the Collaboration Agreement, which is filed as Exhibit 10.14 to our annual report on Form 10-K/A for the year ending December 31, 2015 and as Exhibit 10.1 to our quarterly report on Form 10-Q for the period ended September 30, 2017.
Item 1.02    Termination of a Material Definitive Agreement.
The information contained in Item 1.01 of this current report on Form 8-K is incorporated herein by reference into this Item 1.02.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	—	Press Release of Lexicon Pharmaceuticals, Inc. dated September 10, 2019

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: September 10, 2019	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel

Index to Exhibits

Exhibit No.	Description
99.1	—	Press Release of Lexicon Pharmaceuticals, Inc. dated September 10, 2019